Exhibit 99.1

Hanger Reports First Quarter 2018 Results

Austin, Texas, June 14, 2018 - Hanger, Inc. (OTC PINK: HNGR), a leading provider of orthotic and prosthetic patient care services and solutions, today announced the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2018 with the Securities and Exchange Commission. The Company is now current with its periodic filings.

The Company intends to commence the process of relisting on a national securities exchange during the third quarter of 2018. As disclosed in the recent investor conference call held on May 15th, the Company does not plan to host a conference call regarding first quarter 2018 results.

Vinit Asar, President and Chief Executive Officer of Hanger, Inc., stated, “Our first quarter results were in-line with the preliminary expectations that we provided in May. Adjusted EBITDA growth outpaced revenue increases, as we benefited from lower operating expenses compared to the year-ago period.”

Mr. Asar continued, “We are pleased to report a continuation of the Patient Care growth trends we re-established during 2017. We’ve achieved a good start to 2018 and anticipate a solid performance for the year.”

Financial Highlights for the First Quarter of 2018

•                  Net revenue of $234.0 million for the three months ended March 31, 2018, compared to $233.7 million for the same period in 2017.

•                  GAAP net loss of $22.6 million for the three months ended March 31, 2018, compared to $17.7 million for the same period in 2017. Adjusted EBITDA was $16.2 million in the first quarter of 2018 compared to $14.3 million in the first quarter of 2017, an increase of $1.9 million.

•                  GAAP net loss includes $17.0 million in costs for the extinguishment of debt associated with the Company’s first quarter re-financing.

•                  GAAP diluted loss per share was $0.62 for the first quarter of 2018, compared to a loss of $0.49 per share in the first quarter of 2017. Adjusted diluted loss per share was $0.13 for the three months ended March 31, 2018, compared to a loss of $0.17 per share in the same period in 2017.

•                  The Company’s first quarter results are affected by seasonality. The first quarter is normally the lowest net revenue quarter of the year and the fourth quarter is ordinarily the highest.

Complete reconciliations of GAAP to non-GAAP financial measures are provided in the tables located at the end of this press release.

Detailed Results: Three Months Ended March 31, 2018

Patient Care Segment

For the three months ended March 31, 2018, the Company’s Patient Care net revenue totaled $188.5 million, an increase of $0.9 million compared to the same period of 2017. The net revenue growth was primarily the result of higher same clinic revenue growth in the first quarter of 2018.

•                  Same clinic revenue per day grew 1.1 percent for the three months ended March 31, 2018. The Company reported year-over-year growth in prosthetics revenue of 6.0 percent, which caused prosthetic revenue as a percentage of total revenue to increase to 51 percent as compared with 49 percent in the first quarter of 2017. Growth in prosthetics was partially offset by a decline in orthotics, specifically lower-margin off-the-shelf devices and corrective footwear, which the Company has deemphasized within its Patient Care clinics.

•                  The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”), a new revenue accounting standard, in the first quarter of 2018, which had the effect of reclassifying $0.9 million in charges for the Patient Care segment from bad debt expense to a reduction of revenue during the period. The standard did not apply to the comparative prior year first quarter period.

•                  The percentage of Patient Care’s disallowed gross revenue was 4.2 percent and 3.7 percent for the three months ended March 31, 2018 and 2017, respectively.  The first quarter of 2018 disallowance rate was consistent with Patient Care disallowed revenue of 4.2 percent for the full year of 2017. While the Company is pursuing continued improvements in disallowed revenue, it does not currently anticipate a downward trend during 2018 similar to those seen over the past three years.

Income from operations in the Patient Care segment was $17.1 million during the first quarter of 2018, which reflected an increase of $2.6 million, or 17.5 percent, over the $14.5 million reported in the prior year. Adjusted EBITDA for the segment was $23.0 million, which reflected a $2.2 million, or 10.5 percent increase over the prior year period.

•                  In addition to the favorable effect of earnings from the growth in same clinic sales during the first quarter of 2018, the Patient Care segment also benefited from a decline of approximately $2.6 million in personnel and other operating expense reductions, primarily lower benefit and bad debt expense. These declines were partially offset by higher cost of materials, salary and travel expenses in the Patient Care segment.

•                  Income from operations also benefited from a $0.5 million decrease in depreciation and amortization expense, as compared to the prior year quarter.

Products & Services Segment

For the first three months of 2018, the Company’s Products & Services net revenue totaled $45.5 million, a $0.6 million decrease compared to the same period of 2017, which was a decline of 1.2 percent. The revenue decline was due to a $1.3 million decrease in revenue for therapeutic solutions, which are services primarily provided to the post-acute market within skilled nursing facilities.

•                  The Company recognized approximately $14.1 million in revenues from therapeutic solutions in the first three months of 2018. The first quarter 2018 result is consistent with the Company’s expectations as provided on its May 15th investor call that it anticipates a potential decline of approximately $8 million in revenue from these services in 2018. The Company is currently pursuing strategies to stabilize and maximize value from these services.

•                  Revenue from the distribution of O&P componentry to independent providers increased by $0.7 million, or 2.4 percent, for the first three months of 2018, partially offsetting the decline in therapeutic solutions. This was consistent with the Company’s expectations for modest growth of these offerings during 2018.

Income from operations for the Products & Services segment declined by $0.2 million to $5.9 million in the first three months of 2018. Adjusted EBITDA for the Products & Services segment was $8.7 million during the first quarter of 2018, which reflected a $0.3 million decline as compared with Adjusted EBITDA of $9.0 million in the same period of 2017.

Net Loss; Interest Expense

For the first three months of 2018, net loss was $22.6 million compared with a net loss of $17.7 million in the same period of 2017.

•                  The higher net loss was due to the $17.0 million charge for extinguishment of debt discussed above, recognized in the first quarter of 2018.

•                  Professional accounting and legal fees of $4.8 million reflected a decrease of $7.8 million as compared to the first quarter of 2017. This decrease was the result of a reduction in activities associated with the Company’s ongoing financial remediation efforts.

Interest expense for the first quarter of 2018 declined to $12.3 million from $14.0 million in the same period of 2017. This $1.7 million decrease resulted from a partial quarter of lower interest expense associated with the Company’s debt refinancing in March 2018.

Liquidity

On March 31, 2018, the Company had liquidity of $127.0 million, comprised of $32.9 million in cash and cash equivalents, and $94.1 million in available borrowing capacity under its revolving credit facility, compared to liquidity of $87.9 million on December 31, 2017, comprised of $1.5 million in cash and cash equivalents, and $86.4 million in available borrowing capacity under its revolving credit facility. The increase in liquidity from year-end 2017 resulted from the refinancing of the Company’s outstanding debt with a new, $605 million Senior Credit Facility, completed on March 6, 2018.

2018 Outlook

As previously disclosed on May 14th, for the full year 2018, the Company anticipates net revenue and Adjusted EBITDA to be generally consistent with actual 2017 results. Although the Company’s Adjusted EBITDA for the period ended March 31, 2018 reflected an increase over the comparable period in 2017, the Company believes this to be primarily related to the favorable timing of its expenses in that period.  All amounts relating to the full year 2018 are subject to material change as the Company continues to evaluate its expectations for annual results.

Additional Notes

A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating its results for certain prior periods. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (OTC PINK: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately 800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “views” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions; changes in the demand for the Company’s O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations;  and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3690, InvestorRelations@hanger.com

###

Table 1

Hanger, Inc.

Consolidated Balance Sheets

(dollars in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$32,913	$1,508
Net accounts receivable, net	127,010	146,346
Inventories	70,051	69,138
Income taxes receivable	824	13,079
Other current assets	20,004	20,888
Total current assets	250,802	250,959

Non-current assets:
Property, plant and equipment, net	91,302	93,615
Goodwill	196,343	196,343
Other intangible assets, net	19,971	21,940
Deferred income taxes	75,449	68,126
Other assets	10,416	9,440
Total assets	$644,283	$640,423

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,312	$4,336
Accounts payable	50,722	48,269
Accrued expenses and other current liabilities	64,695	66,683
Accrued compensation related costs	17,216	53,005
Total current liabilities	142,945	172,293

Long-term liabilities:
Long-term debt, less current portion	505,235	445,928
Other liabilities	49,678	50,253
Total liabilities	697,858	668,474

Commitments and contingent liabilities

Shareholders’ deficit:
Common stock	369	365
Additional paid-in capital	334,169	333,738
Accumulated other comprehensive loss	(4,268)	(1,686)
Accumulated deficit	(383,149)	(359,772)
Treasury stock, at cost	(696)	(696)
Total shareholders’ deficit	(53,575)	(28,051)
Total liabilities and shareholders’ deficit	$644,283	$640,423

Table 2

Hanger, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Net revenue	$233,995	$233,681
Material costs	76,356	74,405
Personnel costs	86,108	87,955
Other operating costs	31,096	32,689
General and administrative expenses	25,636	25,386
Professional accounting and legal fees	4,846	12,650
Depreciation and amortization	9,330	10,137
Income (loss) from operations	623	(9,541)
Interest expense, net	12,263	14,009
Loss on extinguishment of debt	16,998	—
Non-service defined benefit plan expense	176	184
Loss before income taxes	(28,814)	(23,734)
Benefit for income taxes	(6,196)	(6,000)
Net loss	$(22,618)	$(17,734)

Basic and Diluted Per Common Share Data:
Basic and diluted loss per common share	$(0.62)	$(0.49)
Weighted average shares used to compute basic and diluted earnings per common share	36,498,482	36,084,630

Table 3

Hanger, Inc.

Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(22,618)	$(17,734)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	9,330	10,137
Provision for doubtful accounts	(94)	2,360
Stock-based compensation expense	2,585	2,164
Benefit for deferred income taxes	(6,355)	(6,050)
Amortization of debt issuance costs	1,701	1,952
Loss on extinguishment of debt	16,998	—
Gain on sale and disposal of fixed assets	(594)	(672)

Changes in operating assets and liabilities:
Accounts receivable, net	19,425	15,367
Inventories	1,085	(4,653)
Other current assets	650	39
Income taxes	12,255	849
Accounts payable	552	6,333
Accrued expenses and other current liabilities	(5,067)	(683)
Accrued compensation related costs	(35,789)	(19,171)
Other liabilities	(2,537)	(1,901)
Net cash used in operating activities	(8,473)	(11,663)

Cash flows from investing activities:
Purchase of property, plant and equipment	(4,388)	(2,348)
Purchase of therapeutic program equipment leased to third parties under operating leases	(2,034)	(629)
Purchase of company-owned life insurance investment	(598)	(555)
Proceeds from sale of property, plant and equipment	840	2,179
Net cash used in investing activities	(6,180)	(1,353)

Cash flows from financing activities:
Borrowings under term loan, net of discount	501,467	—
Repayment of term loan	(431,875)	(5,625)
Borrowings under revolving credit agreement	3,000	49,500
Repayments under revolving credit agreement	(8,000)	(31,500)
Payment of employee taxes on stock-based compensation	(2,150)	(1,338)
Payment on seller note and other contingent consideration	(1,749)	(3,498)
Payment of capital lease obligations	(364)	(278)
Payment of debt issuance costs	(6,757)	—
Payment of debt extinguishment costs	(8,436)	—
Net cash provided by financing activities	45,136	7,261

Increase (decrease) in cash, cash equivalents and restricted cash	30,483	(5,755)
Cash, cash equivalents and restricted cash, at beginning of period	4,779	9,412
Cash, cash equivalents and restricted cash, at end of period	$35,262	$3,657

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents, at beginning of period	$1,508	$7,157
Restricted cash, at beginning of period	3,271	2,255
Cash, cash equivalents and restricted cash, at beginning of period	$4,779	$9,412

Cash and cash equivalents, at end of period	$32,913	$1,414
Restricted cash, at end of period	2,349	2,243
Cash, cash equivalents and restricted cash, at end of period	$35,262	$3,657

Table 4

Hanger, Inc.

Segment Information: Revenue, EBITDA and Adjusted EBITDA

(dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.   Additionally, we utilize these measures to assess our operating and financial performance.   We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	Three Months Ended
	March 31,
	2018	2017
Net Revenue (a)
Patient Care	$188,507	$187,637
Products & Services	45,488	46,044
Net revenue	$233,995	$233,681

EBITDA (b)
Patient Care	$21,991	$19,972
Products & Services	8,381	8,739
Corporate & Other	(20,419)	(28,115)
EBITDA (Non-GAAP)	$9,953	$596

Adjusted EBITDA (b)
Patient Care	$23,011	$20,816
Products & Services	8,651	8,993
Corporate & Other	(15,425)	(15,468)
Adjusted EBITDA (Non-GAAP)	$16,237	$14,341

(a) Excludes intersegment revenue.

(b) EBITDA and Adjusted EBITDA are “Non-GAAP” measures. Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

Table 5

Hanger, Inc.

Reconciliation of net loss and loss per share to

adjusted net income and adjusted earnings per share

(dollars in thousands, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our diluted common shares during the applicable period.   Adjusted EPS is defined as EPS adjusted for impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance.   We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	Three Months Ended
	March 31,
	2018	2017

Net loss - as reported (GAAP)	$(22,618)	$(17,734)

Adjustments:
Impairment of intangible assets	—	—
Amortization expense	1,953	2,452
Third-party professional fees	3,700	11,537
Loss on extinguishment of debt	16,998	—
Severance expenses associated with reduction in force	—	43
(Income) loss from discontinued operations before taxes	—	—
Specified adjustments prior to tax effect	$22,651	$14,032
Tax effect of specified adjustments (a)	(4,717)	(2,313)
Specified adjustments after taxes	17,934	11,719
Adjusted net income (Non-GAAP)	$(4,684)	$(6,015)

Basic and diluted loss per share - as reported (GAAP)	$(0.62)	$(0.49)
Effect of above listed specified adjustments	0.49	0.32
Adjusted diluted income per share (Non-GAAP)	$(0.13)	$(0.17)

Shares used to compute basic and diluted earnings per common share	36,498,482	36,084,630

(a) “Tax effect of specified adjustments” reflects the difference between the Company’s effective provision for taxes and the application of a combined federal and state statutory tax rate of 24% and 38% respectively for the 2018 and 2017 periods to the Company’s earnings from continuing operations before taxes, after the incorporation of the identified above adjustments.

Table 6

Hanger, Inc.

Reconciliation of net loss to EBITDA and Adjusted EBITDA

(dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.   Additionally, we utilize these measures to assess our operating and financial performance.   We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	Three Months Ended
	March 31,
	2018	2017
Net loss - as reported (GAAP)	$(22,618)	$(17,734)

Adjustments to calculate EBITDA:
Depreciation and amortization	9,330	10,137
Interest expense, net	12,263	14,009
Loss on extinguishment of debt	16,998	—
Non-service defined benefit plan expense	176	184
Benefit for income taxes	(6,196)	(6,000)
(Income) loss from discontinued operations, net of income taxes	—	—
Specified adjustments - net loss to EBITDA	32,571	18,330
EBITDA (Non-GAAP)	9,953	596

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—
Third-party professional fees	3,700	11,537
Equity-based compensation	2,584	2,165
Acquisition-related expenses	—	—
Severance expenses associated with reduction in force	—	43
Specified further adjustments - EBITDA to Adjusted EBITDA	6,284	13,745
Adjusted EBITDA (Non-GAAP)	$16,237	$14,341

Table 7

Hanger, Inc.

Segment reconciliation of net loss to EBITDA and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended
	March 31,
	2018	2017
Patient Care

Income from operations - as reported (GAAP)	$17,093	$14,543
Depreciation and amortization	4,898	5,429
EBITDA (Non-GAAP)	21,991	19,972

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—
Third-party professional fees	—	—
Equity-based compensation	1,020	771
Severance expenses associated with reduction in force	—	73
Specified further adjustments - EBITDA to Adjusted EBITDA	1,020	844
Adjusted EBITDA (Non-GAAP)	23,011	20,816

Products & Services

Income from operations - as reported (GAAP)	5,879	6,069
Depreciation and amortization	2,502	2,670
EBITDA (Non-GAAP)	8,381	8,739

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—
Third-party professional fees	—	—
Equity-based compensation	270	284
Severance expenses associated with reduction in force	—	(30)
Specified further adjustments - EBITDA to Adjusted EBITDA	270	254
Adjusted EBITDA (Non-GAAP)	8,651	8,993

Corporate & Other

Income from operations - as reported (GAAP)	(22,349)	(30,153)
Depreciation and amortization	1,930	2,038
EBITDA (Non-GAAP)	(20,419)	(28,115)

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—
Third-party professional fees	3,700	11,537
Equity-based compensation	1,294	1,110
Severance expenses associated with reduction in force	—	—
Specified further adjustments - EBITDA to Adjusted EBITDA	4,994	12,647
Adjusted EBITDA (Non-GAAP)	(15,425)	(15,468)
Adjusted EBITDA (Non-GAAP)	$16,237	$14,341

Table 8

Hanger, Inc.

Indebtedness

(dollars in thousands)

	March 31,	December 31,
	2018	2017
Revolving credit facility	$—	$5,000
Term B loan, due 2025	505,000	—
Term B loan, due 2019	—	280,000
Seller notes	4,163	5,912
Term loan, due June 2018	—	151,875
Financing leases and other	16,812	18,169
Total debt before unamortized discount and debt issuance costs	525,975	460,956
Unamortized discount	(9,017)	(5,556)
Debt issuance costs, net	(1,411)	(5,136)
Total debt	$515,547	$450,264

Reported as:
Current portion of long-term debt	$10,312	$4,336
Long-term debt	505,235	445,928
Total debt	$515,547	$450,264

Table 9

Hanger, Inc.

Key Operating Metrics

	Three Months Ended
	March 31,
	2018	2017

Same clinic revenue growth per day (a):
Growth rate on net revenue	1.1%	(0.3)%
Growth rate excluding effect of change in rate of disallowances	1.6%	(0.9)%

Clinical locations:
Patient care clinics	683	701
Satellite clinics	108	112
Total clinical locations	791	813

(a) Same Clinic Revenue per Day - Same Clinic Revenue per Day normalizes sales for the number of days a clinic was open in each comparable period. This measure is both non-GAAP and unaudited.